Exhibit 10-b

To:
Viking Asset Purchaser No. 7 IC (the “Purchaser”)
Citicorp Trustee Company Limited (the “Programme Trustee”)
15 June 2016
Dear Sirs,
Extension of a receivables purchase agreement between the Purchaser, the Programme Trustee and ourselves as Seller dated 28 June 2011 as amended, (the “Receivables Purchase Agreement”).
We refer to the Receivables Purchase Agreement. We write to record the terms and conditions upon which the parties have agreed to extend the Receivables Purchase Agreement.
In the definition of Termination Event, sub-clause (a) which appears in Clause 1 of the Receivables Purchase Agreement, the reference to “one (1) year “ shall be replaced by “five (5) years and 4 months, end of month”, which, for the avoidance of doubt, means that the Receivables Purchase Agreement will terminate on 31 October 2016.
Please acknowledge your acceptance of the terms and conditions contained in this Letter of Agreement by signing and returning the enclosed duplicate.
Yours faithfully,

for and on behalf of
Meritor HVS AB
/s/ Carl D. Anderson, II
Carl D. Anderson, II
We accept the terms and conditions set out in the Letter of Agreement of which the foregoing is the duplicate.

/s/ Cheryl Heslop
for and on behalf of
Viking Asset Purchaser No. 7 IC

/s/ Davide Pluchino
for and on behalf of
Citicorp Trustee Company Limited